UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan	001-36677	38-2063100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement.

On July 21, 2015, Philip R. Hagerman, the Chairman and Chief Executive Officer of Diplomat Pharmacy, Inc., a Michigan corporation (the “Company”), executed a written notice terminating the Voting Agreement, dated as of August 15, 2014 (the “Voting Agreement”), by and among the Company, Mr. Hagerman, certain members of Mr. Hagerman’s immediate family and various trusts affiliated with or for the benefit of such persons, Jeffrey Rowe, and certain trusts controlled by Mr. Rowe or his family members.  Mr. Rowe is Executive Vice President-Operations and a member of the Company’s Board of Directors.  The Voting Agreement was terminated in the sole discretion of Mr. Hagerman pursuant to Section 9(c) thereof and was immediately effective.

Under the terms of the Voting Agreement, the parties had agreed to vote their shares of common stock based on the voting determination of a majority of the shares held by such voting group, effectively giving voting control over such shares to Mr. Hagerman.  Immediately prior to such termination, Mr. Hagerman beneficially owned approximately 41% of the Company’s common stock.  Immediately following such termination, Mr. Hagerman and Mr. Rowe beneficially owned approximately 36% and 3%, respectively, of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: July 24, 2015